                                 P.T.C. BANCORP

                 PROXY FORM FOR SPECIAL MEETING OF SHAREHOLDERS
                (PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY)

             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned shareholder of P.T.C. Bancorp (the "Company") hereby appoints Dale J. Deffner, Robert S. Dunevant and James L. Saner, or any one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the shares of Common Stock of the Company held of record by me or which I am otherwise entitled to vote, at the close of business on March 6, 1998, at the Special Meeting of the Company's shareholders to be held on April 28, 1998 at 1:00 p.m., Eastern Standard Time, and at adjournments of that meeting, with all the powers I would possess if personally present, as follows:

1. MERGER. A proposal to approve the Agreement and Plan of Merger dated as of October 8, 1997, as amended, between Indiana United Bancorp and P.T.C. Bancorp, and the consummation of the transactions contemplated thereby, pursuant to which P.T.C. Bancorp would be merged with and into Indiana United Bancorp, upon the terms and subject to the conditions set forth in such Agreement and Plan of Merger.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

                          (SIGN AND DATE ON THE BACK)

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS. IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES OR ANY OF THEM WILL VOTE THE SHARES REPRESENTED HEREBY "FOR" APPROVAL OF ITEM 1 AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.

Dated:, 1998                                              Signature

                                                          Additional signature, if necessary.

                                                          All joint owners should sign. When signing as attorney,
                                                          executor, administrator, trustee or guardian, please
                                                          give full title as such. If a corporation, please sign
                                                          in full corporate name by president or other authorized
                                                          officer. If a partnership, please sign in partnership
                                                          name by authorized person.